Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-257482) of ATAI Life Sciences N.V. of our report dated August 13, 2025 relating to the financial statements of Beckley Psytech Limited, which appears in this Current Report on Form 8-K.

/s/ PricewaterhouseCoopers LLP
Reading, United Kingdom
September 29, 2025